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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of First Bank System, Inc. for the registration of 526,000 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1994, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 1, 1993, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young


Minneapolis, Minnesota
March 2, 1994